UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2021, the Board of Directors (the “Board”) of Frontdoor, Inc. (the “Company”) unanimously elected Christopher Clipper as a Class III director of the Company, and appointed him as a member of the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Clipper is senior vice president and chief financial officer, innovation and go-to-market strategies, at Ralph Lauren Corporation, a global leader in the design, marketing and distribution of premium lifestyle products. Mr. Clipper will stand for election at the Company’s 2022 annual meeting of stockholders.

There were no arrangements or understandings pursuant to which Mr. Clipper was elected as a director. There are no related-party transactions between the Company and Mr. Clipper reportable under Item 404(a) of Regulation S-K. In addition, the Board has affirmatively determined, under Nasdaq listing standards, the Company’s Corporate Governance Guidelines and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as applicable, that Mr. Clipper (i) is “independent,” (ii) satisfies the enhanced independence criteria applicable to members of the Audit Committee, (iii) is an “audit committee financial expert,” and (iv) is “financially literate.”

Mr. Clipper will receive the Company’s standard compensation provided to all of the Company’s non-employee directors for service on the Board, which is currently $80,000 per annum, payable quarterly in cash, and $150,000 per annum, payable in shares of fully vested common stock of the Company, par value per $0.01 share (the “Shares”) issued under the Company’s 2018 Omnibus Incentive Plan, annually at the time of the annual meeting of stockholders unless the director has elected to defer the receipt of the Shares to a point in the future. The initial cash amount payable to Mr. Clipper will be prorated with respect to fiscal year 2021 based on Mr. Clipper’s time of service on the Board during 2021. The initial grant of Shares payable to Mr. Clipper will be prorated from his time of service on the Board to the date of the first anniversary of the Company’s 2021 annual meeting of stockholders.

A press release announcing the election of Mr. Clipper as a director, as described above, is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Frontdoor, Inc., dated October 22, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, General Counsel and Secretary